UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 26, 2012

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 30, 2012, GigOptix, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended September 30, 2012. The full text of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on October 26, 2012. 18,494,075 shares appeared at the Annual Meeting, representing 86.6% of the 21,353,806 shares of common stock outstanding on the record date of September 20, 2012. At the Annual Meeting, the stockholders of the Company elected Joseph J. Lazzara, David T. Mitchell and Kimberly D.C. Trapp to the Board of Directors as the Class I directors. They will serve until the 2015 annual meeting and until their successors are duly elected and qualified.

Nominee	Votes For	Withholds	Broker Non-Votes
Joseph J. Lazzara	7,878,747	865,491	9,749,837
David T. Mitchell	8,683,454	60,784	9,749,837
Kimberly D.C. Trapp	7,833,263	910,975	9,749,837

In addition, the following proposal was voted on and approved at the Annual Meeting:

	Votes For	Votes Against	Abstentions
Proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012	18,380,146	71,237	42,692

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: October 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 30, 2012.